UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: June 21, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, Coldwater Creek Inc. (the “Company”) received a Nasdaq Staff Determination letter on June 14, 2006 indicating the Company’s failure to comply with the listing requirements in Marketplace Rule 4310(c)(14) as a result of an incomplete quarterly report on Form 10-Q for the quarter ended April 29, 2006. The Company filed the Form 10-Q prior to completion of the review of the financial information included in the Form 10-Q by the Company’s independent registered public accounting firm and as a result was not able to provide the officer certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 with the Form 10-Q. The deficiencies in the Form 10-Q were the result of the Company’s pending restatement of its consolidated financial statements for the fiscal year ended January 28, 2006, and for the second, third and fourth quarters of fiscal 2005, to correct the manner in which it recognized fees received under its co-branded customer credit card program.

On June 21, 2006, the Company filed a Form 10-K/A amending its Form 10-K for the fiscal year ended January 28, 2006 and Form 10-Q/A’s amending its quarterly reports for the second and third quarters of fiscal 2005 containing the restated financial information. The Company also filed a Form 10-Q/A amending the Form 10-Q for the quarter ended April 29, 2006 to include the officer certifications required by Section 906 of the Sarbanes-Oxley Act omitted from the original filing.

With the filing of the Form 10-Q/A for the quarter ended April 29, 2006, the Company believes that it is again in compliance with the Nasdaq listing requirements.

On June 21, 2006, the Company issued a press release announcing the amended filings. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated June 21, 2006 of Coldwater Creek Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: June 21, 2006
/s/ Melvin Dick
Melvin Dick, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated June 21, 2006 of Coldwater Creek Inc.